UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2023

HORIZON TECHNOLOGY FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	814-00802	27-2114934
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

312 Farmington Avenue
Farmington, CT 06032

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (860) 676-8654

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HRZN	The Nasdaq Stock Market LLC
4.875% Notes due 2026	HTFB	The New York Stock Exchange
6.25% Notes due 2027	HTFC	The New York Stock Exchange

Section 7	Regulation FD
Item 7.01	Regulation FD Disclosure
On May 10, 2023, Horizon Technology Finance Corporation (the “Company”) and Evelo Biosciences, Inc. (“Evelo”) entered into a Standstill Agreement pursuant to which the Company agreed to forbear and not to exercise, any and all remedies available under its Loan and Security Agreement with Evelo (“Loan Agreement”), warrants, notes and other financing documents until May 15, 2023 (as may be extended, the “Standstill Period”) as the Company continues negotiations with Evelo and Evelo pursues potential sources of financing and financial restructuring alternatives. In order to secure the Standstill Period, Evelo has agreed, among other things, that during the Standstill Period, it will only use the designated collateral under the Loan Agreement in the ordinary course of its business and in accordance with the provisions of the Loan Agreement and other financing documents. The Company has subsequently further extended the Standstill Period until May 31, 2023. As of the date hereof, the Company has not made a demand for payment of amounts outstanding under the Financing Documents, purported to accelerate any loan to maturity, or otherwise sought to exercise remedies, as the Company continues to assess the best path forward. As of March 31, 2023, the Company’s debt investments in Evelo had a cost basis of $44.5 million and a fair market value of $44.5 million. As of March 31, 2023, the Company’s warrant investments in Evelo had a cost basis of $126,000 and a fair market value of $0.

The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Section 8	Other Events
Item 8.01	Other Events

Risk Factors

The Company is including the below risk factors for the purpose of supplementing and updating the disclosure contained in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the Securities and Exchange Commission on May 2, 2023.

Our portfolio may be focused on a limited number of industries, which will subject us to a risk of significant loss if there is a downturn in a particular industry.

Our portfolio may be focused on a limited number of industries. As a result, a downturn in any particular industry in which we are invested could also significantly impact the aggregate returns we realize. The technology, life science, healthcare information and services and sustainability industries, Our Target Industries, are susceptible to changes in government policy and economic assistance, including heightened interest rates and uncertainty about the Federal Reserve’s targeted terminal rate, which could adversely affect the returns we receive.

Elevated interest rates affect our portfolio companies in a number of important and deleterious ways. Portfolio companies that did not anticipate either the rapidity of the increase in interest rates or the current rate level may have to adjust their business plan and operations to meet their debt obligations. Additionally, in the current elevated interest rate environment, venture capital funds may have greater difficulty raising capital to deploy. As such, there is less available capital for our portfolio companies to fund growth or extend their runways while developing their products, including, but not limited to, receiving approvals from government agencies. Without the injection of new venture capital, these companies are more likely to fail, potentially resulting in the loss of all or part of our investment.

Our investment strategy focuses on investments in development-stage companies in our Target Industries, which are subject to many risks, including volatility, intense competition, shortened product life cycles and periodic downturns, and would be rated below “investment grade.”

We intend to invest, under normal circumstances, most of the value of our total assets (including the amount of any borrowings for investment purposes) in development-stage companies, which may have relatively limited operating histories, in our Target Industries. Many of these companies may have narrow product lines and small market shares, compared to larger established, publicly owned firms, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. The revenues, income (or losses) and valuations of development-stage companies in our Target Industries can and often do fluctuate suddenly and dramatically. For these reasons, investments in our portfolio companies, if rated by one or more ratings agency, would typically be rated below “investment grade,” which refers to securities rated by ratings agencies below the four highest rating categories. These companies may also have more limited access to capital and higher funding costs. In volatile interest rate environments, these companies may not have adequate access to  funding  to  meet their capital needs. Consequently, these companies are more likely to face bankruptcy or insolvency proceedings, reducing the return on, or the recovery of, our investment. This could, in turn, materially adversely  affect  our  business,  financial  condition  and  results  of  operations. In addition, development-stage technology markets are generally characterized by abrupt business cycles and intense competition, and the competitive environment can change abruptly due to rapidly evolving technology. Therefore, our portfolio companies may face considerably more risk than companies in other industry sectors. Accordingly, these factors could impair their cash flow or result in other events, such as bankruptcy, which could limit their ability to repay their obligations to us and may materially adversely affect the return on, or the recovery of, our investments in these businesses.

Because of rapid technological change, the average selling prices of products and some services provided by development-stage companies in our Target Industries have historically decreased over their productive lives. These decreases could adversely affect their operating results and cash flow, their ability to meet obligations under their debt securities and the value of their equity securities. This could, in turn, materially adversely affect our business, financial condition and results of operations.

We may hold the debt securities of leveraged companies that may, due to the significant volatility of such companies, experience bankruptcy or similar financial distress.

Leveraged companies may experience bankruptcy, receivership or similar financial distress. The debt investments of distressed companies may not produce income, may require us to bear certain expenses or to make additional advances in order to protect our investment and may subject us to uncertainty as to when, in what manner (e.g., through liquidation, reorganization, receivership or bankruptcy) and for what value such distressed debt will eventually be satisfied. Proceeds received from such proceedings may not be income that satisfies the Qualifying Income Test for RICs and may not be in an amount sufficient to repay such expenses or advances. In the event that a plan of reorganization is adopted or a receivership is established, in exchange for the debt investment we currently hold, we may receive non-cash proceeds, including equity securities or license or royalty agreements with contingent payments, which may require significantly more of our management’s time and attention. In addition, if we take control of a distressed company in connection with a reorganization, it could require additional costs and significant amounts of our management’s time and attention.

If a portfolio company enters a bankruptcy process, we will be subject to a number of significant inherent risks. Many events in a bankruptcy proceeding are the product of contested matters and adversarial proceedings and are beyond the control of the creditors. A bankruptcy filing by an issuer may adversely and permanently affect the issuer. If the proceeding is converted to a liquidation, the value of the issuer may not equal the liquidation value that was believed to exist at the time of the investment. The duration of a bankruptcy proceeding is also difficult to predict, and a creditor’s return on investment can be adversely affected by delays until the plan of reorganization or liquidation ultimately becomes effective. The administrative costs of a bankruptcy proceeding are frequently high and would be paid out of the debtor’s estate prior to any return to creditors. Because the standards for classification of claims under bankruptcy law are vague, our influence with respect to the class of securities or other obligations we own may be lost by increases in the number and amount of claims in the same class or by different classification and treatment. In the early stages of the bankruptcy process, it is often difficult to estimate the extent of, or even to identify, any contingent claims that might be made. In addition, certain claims that have priority by law (for example, claims for taxes) may be substantial. We may be forced to write down the fair market value of investments we hold in companies experiencing bankruptcy proceedings or other financial distress.

We are Subject to Risks Relating to Volatility in the Banking Sector.

In March 2023, Silicon Valley Bank and Signature Bank were closed by U.S. state regulators and placed under receivership by the U.S. Federal Deposit Insurance Corporation (“FDIC”), and in May 2023, JPMorgan Chase acquired a substantial majority of assets and assumed certain liabilities of First Republic Bank. Following these high-profile events, several other U.S. and non-U.S. banking institutions experienced sell-offs and/or significant declines to their share prices, with several being placed on “watch lists,” suffering ratings downgrades and/or receiving emergency funding from governments. At this time, it is not clear if there will be additional banking institution failures and whether (and to what extent) U.S. or non-U.S. governments will intervene to support the relevant banking institutions. The impact of the banking sector’s volatility on the financial system and broader economy could be significant.

If the banking institutions used by us fail or are impacted by such volatility, such events could have a material adverse effect on us and our stockholders (including loss of capital held at such banking institutions and/or an inability to meet its obligations to other counterparties). A large percentage of our assets are or may be held by a limited number of banking institutions (or even a single banking institution). If a banking institution at which we maintain deposit accounts or securities accounts fails, any cash or other assets in such accounts may be temporarily inaccessible or permanently lost by us. Generally, we would be an unsecured creditor with respect to cash balances in excess of $250,000 held at a single banking institution insured by the FDIC, and therefore we may not ultimately recover any such excess amounts. In addition, FDIC deposit insurance does not extend to certain other assets held by a banking institution (e.g., bond investments, U.S. Treasury bills or notes).

If a banking institution that provides all or a part of a credit facility, other borrowings and/or other services to us fails, we could be unable to draw funds under such credit facilities and may not be able to obtain replacement credit facilities or other services from other lending institutions with similar terms. If our credit facilities and accounts are provided by the same banking institution, and such banking institution fails, we could face significant difficulties in funding any near-term obligations we have in respect of our investments or otherwise. Even if the banking institutions used by us remain solvent, continued volatility in the banking sector could cause or intensify an economic recession and make it more difficult for us to obtain or refinance our credit facilities and other indebtedness at all or on as favorable terms as could otherwise have been obtained.

Similarly, the banking institutions that the portfolio companies in which we invest have depositor or lending arrangements may fail. This would have a material adverse effect on such portfolio companies, us and our stockholders, including by preventing such portfolio companies from making principal and interest payments or other applicable payments owed with respect to our investments. Generally, the Advisor does not have a meaningful role in selecting the banking institutions used by the portfolio companies in which we invest. Instead, the Adviser generally relies on the management team of the portfolio companies to select appropriate banking services.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2023	HORIZON TECHNOLOGY FINANCE CORPORATION

	By:	/s/ Robert D. Pomeroy, Jr.
Robert D. Pomeroy, Jr.
Chief Executive Officer

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